Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated October 13, 2015, in the Amendment No. 2 to the Registration Statement (Form S-1/A No. 333-207397) and related Prospectus of Station Casinos Corp. for the registration of              shares of its common stock.

/s/ Ernst & Young LLP

Las Vegas, Nevada

January 12, 2016